EXHIBIT 10.3

OPEN-END DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

made by

SYNRAD, INC.

(Trustor)

in favor of

FIRST AMERICAN TITLE INSURANCE COMPANY

(Trustee)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

(Beneficiary)

Property Location:

4600 Campus Place

Mukilteo, Washington 98275

Dated as of July 23, 2010

This Deed of Trust Was Prepared By and When Recorded, Return to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Gregory P. Pressman, Esq.

Ref. No.: 035064.0001

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ARTICLE X STATE SPECIFIC PROVISIONS		32
Section 10.01	Property Use	32

EXHIBIT A - LEGAL DESCRIPTION

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OPEN-END DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS OPEN-END DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter, together with any and all amendments, supplements, modifications or restatements of any kind, referred to as this “Deed of Trust”), is made as of July 23, 2010, by SYNRAD, INC., a Washington corporation, having its principal place of business at 4600 Campus Place, Mukilteo, Washington 98275 (“Trustor”), to FIRST AMERICAN TITLE INSURANCE COMPANY, having its principal place of business at 818 Stewart Street Suite 800 Seattle, Washington 98101, Attention: Vincent Nguyenpham (including any successor trustee at the time acting as such hereunder “Trustee”), for the benefit of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, having its principal place of business at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attention: Leslie Lockhart, as Collateral Agent (in such capacity, together with its successors and assigns, “Beneficiary”), for itself and for each of the financial institutions and their respective successors and assigns which from time to time shall be a “Holder” under the Indenture (as hereinafter defined).

RECITALS:

WHEREAS, Trustor is the owner and holder of fee simple title in and to the Land (as hereinafter defined) described on Exhibit A attached hereto and made a part hereof;

WHEREAS, on the date hereof, GSI Group Corporation (“Issuer”), Trustor and the other Guarantors (as hereinafter defined), entered into that certain Indenture, dated of even date herewith (as the same may be amended, modified or otherwise supplemented and in effect from time to time, the “Indenture”), with the Holders (as defined in the Indenture), and Beneficiary, as Collateral Agent for the Holders, pursuant to which the Holders agreed to extend to Issuer certain term loan facilities in the aggregate original principal amount of up to One Hundred Seven Million Forty Thousand and 00/100 Dollars ($107,040,000.00) (collectively, the “Loan”);

WHEREAS, Trustor will derive indirect economic benefit from the Loan and, in order to induce the Holders to make the Loan, the Trustor is executing this Deed of Trust and the Guarantors have executed the Indenture;

WHEREAS, as a condition to Beneficiary executing the Indenture, Beneficiary is requiring that Trustor grant to Beneficiary, as trustee and as collateral agent for the Holders, a security interest in and a first mortgage lien upon the Trust Property (as hereinafter defined), to secure (a) the payment of all of the obligations of Trustor under the Indenture, this Deed of Trust and the other Security Documents (as hereinafter defined), and (b) the performance of all terms, covenants, conditions, provisions, agreements and liabilities contained in the Indenture, this Deed of Trust and the other Security Documents.

NOW, THEREFORE, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustor hereby agrees with Beneficiary as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Terms Defined Above. As used in this Deed of Trust, the terms defined in the introductory paragraph to this Deed of Trust and in the Recitals set forth above shall have the meanings respectively assigned to such terms in such paragraph and Recitals.

Section 1.02 Definitions. As used herein, the following terms shall have the following meanings:

“Agent” has the meaning assigned to such term in the Indenture.

“Applicable UCC” means the Uniform Commercial Code as presently in effect in the State or Commonwealth where the Trust Property is located.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et. seq.), as amended, and any successor statute.

“Buildings” means any and all buildings, structures, garages, utility sheds, workrooms, air conditioning towers, open parking areas and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

“Default” has the meaning assigned to such term in the Indenture.

“Default Rate” has the meaning assigned to such term in the Indenture.

“Event of Default” has the meaning assigned to such term in Section 7.01 hereof.

“Fixtures” means all materials, supplies, equipment, apparatus and other items of Personalty now or hereafter acquired by Trustor and incorporated into the Trust Property so as to constitute fixtures under the Applicable UCC or otherwise under the laws of the state or commonwealth in which such items are located.

“Governmental Requirements” means any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any governmental authority in any way applicable to Trustor or the Trust Property, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof.

“Guarantors” has the meaning assigned to such term in the Indenture. “Guarantor” means any of the Guarantors.

“Impositions” means any and all real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Trust Property; and any and all other taxes, charges and assessments, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Trust Property or the ownership, use, occupancy, benefit or enjoyment thereof, together with any interest, costs or penalties that may become payable in connection therewith.

“Indemnified Parties” means, with respect to any Person entitled to the benefit of an indemnity, such Person and its officers, directors, shareholders, partners, members, managers, employees, agents, representatives, attorneys, accountants and experts. The term “Indemnified Party” means any one of such Persons.

“Land” means the real property or interest therein described in Exhibit A attached hereto, and all rights, titles and interests appurtenant thereto.

“Leases” means any and all leases, master leases, subleases, licenses, concessions or other agreements (whether written or oral, and whether now or hereafter in effect) which grant to third Persons a possessory interest in and to, or the right to use, all or any part of the Trust Property, Land, the Buildings, the Fixtures and/or the Personalty, together with all security and other deposits made in connection therewith and any guarantee of the obligations of the landlord or the tenant thereunder.

“License” has the meaning assigned to such term in Section 3.02(a) hereof.

“Lien” has the meaning assigned to such term in the Indenture.

“Losses” means all obligations, damages, claims, causes of action, costs, fines, fees, charges, penalties, deficiencies, losses, diminutions in value, expenses (including court costs, fees and expenses of attorneys, accountants, consultants and other experts) and other liabilities, and, with respect to any indemnity, includes all attorneys’ fees and expenses in connection with the enforcement and collection of such indemnity. The term “Loss” means any one of such Losses.

“Obligation” has the meaning assigned to such term in the Indenture.

“Permitted Lien” has the meaning assigned to such term in the Indenture.

“Person” has the meaning assigned to such term in the Indenture.

“Personalty” means all of Trustor’s right, title and interest in and to all furniture, furnishings, equipment, machinery, goods, general intangibles, money, insurance proceeds, contract rights, option rights, inventory, together with all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Trustor with any governmental authority, boards, corporations, providers of utility services, public or private including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property of any kind or character (other than Fixtures or the property of any tenant), and including all such property that now or hereafter arise from or are located or to be located upon, within or about the Land and the Buildings, or which are or may be used in or related to the planning, development, financing or operation of the Trust Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

“Principal Balance” has the meaning assigned to such term in Section 7.02 hereof.

“Rents” means all of the rents, revenues, income, proceeds, issues, profits, security and other types of deposits (after Trustor acquires title thereto), and other benefits paid or payable by parties (other than Trustor) for using, leasing, licensing, possessing, operating from, residing in, benefiting from or otherwise enjoying all or any part of the Land, the Buildings, the Fixtures and/or the Personalty.

“Security Documents” means, collectively, the Indenture, this Deed of Trust, and all other instruments, security agreements, agreements and other documents executed and delivered pursuant hereto or thereto or otherwise included in the definition of the term “Security Documents” in the Indenture.

“Trust Property” means all of Trustor’s right, title, interest and estate, whether now owned or hereafter acquired, in and to the Land, the Buildings, the Fixtures and the Personalty, together with:

(i) all rights, privileges, tenements, hereditaments, rights-of-way, easements, air rights, development rights or credits, zoning rights, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Trustor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, and all right, title and interest of Trustor, if any, in and to all rights, royalties and profits with respect to all minerals, coal, oil, gas and other substances of any kind or character on or underlying the Land, together with all right, title and interest of Trustor in and to all water and water rights (whether riparian, appropriative or otherwise and whether or not appurtenant);

(ii) all rights of Trustor (but not its obligations) under any contracts and agreements, including, without limitation, construction contracts and architectural agreements, relating to the Land, the Buildings, the Fixtures or the Personalty;

(iii) all of Trustor’s right, title and interest in and to all permits, licenses, franchises, certificates, authorizations, consents, approvals and other rights and privileges (each, a “Permit”) obtained in connection with the Land, the Buildings, the Fixtures or the Personalty or the use or operation thereof;

(iv) all of Trustor’s right, title and interest in and to all plans and specifications, designs, schematics, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Land, the Buildings, the Fixtures or the Personalty;

(v) all of Trustor’s right, title and interest in and to all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Buildings, the Fixtures or the Personalty or any part thereof or any interest therein or from the operation thereof;

(vi) all of Trustor’s right, title and interest in and to all Leases now or hereafter in effect and all Rents, royalties, bonuses, issues, profits, revenues or other benefits arising from or attributable to the Land, the Buildings, the Fixtures or the Personalty;

(vii) all of Trustor’s right, title and interest in and to all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions to the Land, the Buildings, the Fixtures or the Personalty and all reversions and remainders relating thereto;

(viii) all of Trustor’s right, title and interest in and to any awards, remuneration, settlements or compensation now or hereafter made by any governmental authority pertaining to the Land, the Buildings, the Fixtures or the Personalty, including those arising from or attributable to any vacation of, or change of grade in, any streets affecting the Land or the Buildings;

(ix) all of Trustor’s right, title and interest in and to any and all other security and collateral of any nature whatsoever, whether now or hereafter given, for the repayment, performance and discharge of the Obligations (as hereinafter defined);

(x) all of Trustor’s right, title and interest in and to all awards, payments, and proceeds of conversion, whether voluntary or involuntary, of any of the Land, the Buildings, the Fixtures, the Personalty or any of the property and rights described in the foregoing clauses (i) through (ix), including without limitation, all insurance, condemnation and tort claims, refunds of real estate taxes and assessments, rent claims and other obligations dischargeable in cash or cash equivalents; and

(xi) all other property and rights of Trustor of every kind and character relating to and/or used or to be used in connection with the foregoing, and all proceeds and products of any of the foregoing.

As used in this Deed of Trust, the term “Trust Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.

Section 1.03 Terminology; Other Defined Terms. Any capitalized term used in this Deed of Trust and not otherwise defined herein shall have the meaning assigned to such term in the Indenture. The rules of construction set forth in Section 1.04 of the Indenture shall apply hereto as if incorporated at length herein.

ARTICLE II

GRANT OF LIEN AND SECURITY INTEREST

Section 2.01 Grant of Lien. To secure the full and timely payment, performance and discharge of all of the Obligations, Trustor hereby irrevocably GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, MORTGAGES, CONVEYS and CONFIRMS unto Trustee and Trustee’s successors, assigns and substitutes in trust hereunder, WITH POWER OF SALE and right of entry and possession, for the use and benefit of Beneficiary, as trustee and as collateral agent for the Holders pursuant to the Indenture, all right, title, interest and estate in, to and under the Trust Property, subject, however, to the Permitted Liens; TO HAVE AND TO HOLD the Trust Property unto Trustee and Trustee’s successors, assigns and substitutes in trust hereunder, subject to the terms and conditions of this Deed of Trust, with POWER OF SALE, forever, and Trustor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Beneficiary against every Person whomsoever lawfully claiming or to claim the same or any part thereof, subject, however, to the Permitted Liens; provided, however, that if Trustor shall pay (or cause to be paid) and perform and discharge (or cause to be performed and discharged) all of the Obligations on or before the date on which the same are to be paid, performed and discharged, then the Liens, estates and rights granted by this Deed of Trust shall cease and terminate.

Section 2.02 Grant of Security Interest. This Deed of Trust shall be construed as a mortgage on the Land and the Buildings and it shall also constitute and serve as a “security agreement” within the meaning of, and shall constitute a first and prior security interest under, the Applicable UCC with respect to the Personalty and the Fixtures. To this end, Trustor by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, SELL, TRANSFER and SET OVER unto Beneficiary, as trustee and as collateral agent for the Holders pursuant to the Indenture, a security interest in all of Trustor’s right, title and interest in, to and under the Personalty and the Fixtures, to secure the full and timely payment, performance and discharge of the Obligations. Trustor hereby consents to Beneficiary filing and recording financing statements (and continuations thereof) with the appropriate filing and recording offices in order to perfect (and maintain the perfection of) the security interests granted herein. To the extent the Indenture serves as a security agreement and in the event that there is an inconsistency in the terms of this Section 2.02 and the terms of the Indenture, the terms of the Indenture shall prevail pursuant to Section 8.17 of this Deed of Trust.

Section 2.03 No Obligation of Beneficiary. The assignment and security interest herein granted to Beneficiary shall not be deemed or construed to constitute Beneficiary as a mortgagee-in-possession of the Trust Property, obligate Beneficiary to lease the Trust Property or attempt to do the same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever.

Section 2.04 Fixture Filing. Without in any manner limiting the generality of any of the other provisions of this Deed of Trust: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein or on Exhibit A attached to this Deed of Trust; (b) this Deed of Trust is to be filed of record in the real estate records as a financing statement and shall constitute a “fixture filing” for purposes of the Applicable UCC; and (c) Trustor is the record owner of the real estate or interests in the real estate constituting the Trust Property hereunder. Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. The addresses of the Secured Party (Beneficiary) and of the Debtor (Trustor) are set forth on the first page hereof. In that regard, the following information is provided:

Name of Debtor:	SYNRAD, INC.

Type of Organization:	Corporation

State:	Washington

Section 2.05 Future Advances. It is the intention of Trustor and Beneficiary that this Deed of Trust (as renewed and extended from time to time) shall secure future advances and readavances, and the lien and security interest created by this Deed of Trust shall attach upon execution and have priority from the time of recording as to all advances, whether obligatory or discretionary, to the fullest extent permitted by law, until this Deed of Trust is released of record.

Section 2.06 Advances Secured by Deed of Trust. Upon a Default of Trustor for failure to comply with any covenants and agreements hereunder as to the payment of taxes, assessments, insurance premiums, repairs, protection of the Trust Property or Beneficiary’s lien thereon, and other charges and the costs of procurement of title evidence and insurance as aforesaid, Beneficiary may, at its option, pay the same in accordance with applicable provisions of the Indenture, and any sums so paid by Beneficiary, together with the reasonable fees of counsel employed by Beneficiary in consultation and in connection therewith, shall be charged against Trustor, shall be due and payable (together with interest at the applicable rate) by Trustor and shall be a lien upon the Trust Property and be secured by the Deed of Trust in accordance with applicable provisions of the Indenture.

ARTICLE III

ASSIGNMENT OF LEASES AND RENTS

Section 3.01 Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Indenture, the receipt and sufficiency of which are hereby acknowledged and confessed, Trustor has presently, absolutely and irrevocably GRANTED, BARGAINED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED and CONFIRM, and by these presents does presently, absolutely and irrevocably GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY and CONFIRM, unto Beneficiary, as Collateral Agent for the Holders pursuant to the Indenture, as security for the payment, performance and discharge of the Obligations, all of the Leases and Rents (if any), subject only to the Permitted Liens applicable thereto and the License (as hereinafter defined); TO HAVE AND TO HOLD the Leases and the Rents unto Beneficiary, forever, and Trustor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the

Leases and the Rents unto Beneficiary against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Trustor shall pay (or cause to be paid) and perform and discharge (or cause to be performed and discharged) all of the Obligations on or before the date on which the same are to be paid, performed and discharged, then this assignment shall terminate, and all rights, titles and interests conveyed pursuant to this assignment shall become vested in Trustor.

Section 3.02 Revocable License.

(a) Beneficiary hereby grants to Trustor a revocable license (the “License”), nonexclusive with the rights of Beneficiary reserved in Sections 3.02(b), 3.04 and 3.05 hereof, to exercise and enjoy all incidences of the status of a lessor under the Leases and the Rents, including, without limitation, the right to collect, demand, sue for, attach, levy, recover and receive the Rents and to give proper receipts, releases and acquittances therefor. During the pendency of an Event of Default, Trustor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, except to the extent otherwise provided in the Indenture, first to the payment, performance and discharge of the Obligations and then to the payment of the Impositions. Thereafter, Trustor may use the balance of the Rents collected in any manner not inconsistent with the Security Documents.

(b) If an Event of Default shall occur and be continuing, the License shall immediately and automatically terminate without the necessity of any action by Beneficiary or any other Person, and Beneficiary shall have the right in such event to exercise the rights and remedies provided under this Deed of Trust or otherwise available to Beneficiary under applicable law. Upon demand by Beneficiary at any time that an Event of Default shall have occurred and be continuing, to the extent allowed by applicable law, Trustor shall promptly pay to Beneficiary all security deposits under the Leases and all Rents allocable to any period commencing from and after the occurrence of such Event of Default and during the period such Default shall be continuing. Any Rents received hereunder by Beneficiary shall be applied and disbursed to the payment, performance and discharge of the Obligations, subject to the terms of the Indenture; provided, however, that, subject to any applicable requirement of law, any security deposits actually received by Beneficiary shall be held, applied and disbursed as provided in the applicable Leases.

Section 3.03 Enforcement of Leases. Trustor shall (a) submit any and all proposed material Leases that affect the Trustor’s operations on the Trust Property (including subleases provided to Trustor for approval) to Beneficiary for approval prior to the execution thereof or consent thereto, as applicable, such consent not to be unreasonably conditioned, withheld or delayed; (b) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon the lessor under any Lease; (c) except for a termination right granted to a tenant pursuant to the terms of a Lease, maintain each Lease in full force and effect during the term thereof; (d) provide Beneficiary with prompt notice of each notice of default sent to a tenant under a Lease, provide Beneficiary with prompt notice of each notice of default received from (or relating to) a tenant under a Lease, and otherwise promptly reasonably indicate that a material default or termination of a Lease may occur (other than by reason of the expiration of the term of such Lease); (e)

appear in and defend any action or proceeding in any manner connected with any of the Leases; (f) deliver to Beneficiary true and complete copies of all Leases; and (g) deliver to Beneficiary all such further information, and execute and deliver to Beneficiary such further assurances and assignments, with respect to the Leases as Beneficiary may from time to time reasonably request. Without Beneficiary’s prior written consent, which consent shall not be unreasonably withheld with respect to clause (iv) below, Trustor shall not (i) do or knowingly permit to be done anything to materially impair the value of any of the Leases; (ii) except for security or similar deposits, collect any of the Rent more than one (1) month in advance of the time when the same becomes due under the terms of any Lease; (iii) discount any future accruing Rents; (iv) amend, modify, accept the surrender of or terminate any of the Leases; or (v) assign or grant a security interest in or to the License or any of the Leases or Rents.

Section 3.04 Direction to Tenants. Upon and at any time following the occurrence and during the continuance of an Event of Default, Trustor hereby authorizes and directs, and shall, at the direction of Beneficiary, further authorize and direct, in writing, the tenant under each Lease to pay directly to, or as directed by, Beneficiary all Rents accruing or due under its Lease, without proof to the tenant of the occurrence and continuance of such Event of Default. Trustor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Beneficiary for payment of Rents to Beneficiary, and Trustor shall have no claim against any tenant for Rents paid by such tenant to Beneficiary pursuant to such notice or demand. All Rents actually collected by Beneficiary pursuant to this Section 3.04 shall be applied in accordance with the Indenture.

Section 3.05 Appointment of Attorney-in-Fact.

(a) Trustor hereby constitutes and appoints Beneficiary the true and lawful attorney-in-fact, coupled with an interest, of Trustor and Trustor hereby confers upon Beneficiary the right, in the name, place and stead of Trustor, to, upon the occurrence and during the continuance of an Event of Default, demand, sue for, attach, levy, recover and receive any of the Rents and any premium or penalty payable upon the exercise by any third Person under any Lease of a privilege of cancellation originally provided in such Lease and to give proper receipts, releases and acquittances therefor and, after deducting expenses of collection, to apply the net proceeds as provided in the Indenture. Trustor hereby authorizes and directs any such third Person to deliver such payment to Beneficiary in accordance with this Article III, and Trustor hereby ratifies and confirms all that its said attorney-in-fact, the Beneficiary, shall do or cause to be done in accordance with this Deed of Trust and by virtue of the powers granted hereby. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Beneficiary, and its successors and assigns, so long as any part of the Obligations remains unpaid or unperformed and undischarged, and until the commitments under the Indenture have been terminated.

(b) Trustor hereby constitutes and appoints Beneficiary the true and lawful attorney-in-fact, coupled with an interest, of Trustor and Trustor hereby confers upon Beneficiary the right, in the name, place and stead of Trustor, to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien, assignment and security interest of this Deed of Trust and to the terms hereof, or to any other mortgage, deed of trust, assignment or security agreement, or to any ground lease or surface lease, with respect to all or a portion of the Trust Property, or to request or require such subordination, where such reservation, option or authority was reserved to Trustor under any such Lease, or in any case where Trustor otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Beneficiary, and its successors and assigns, so long as any part of the Obligations remains unpaid or unperformed and undischarged and until the commitments under the Indenture have been terminated. Trustor hereby represents and warrants that it has not exercised, and no Person has the current right to exercise, any of the rights described in this Section 3.05(b), and Trustor hereby covenants not to exercise (or appoint any other Person as attorney-in-fact to exercise) any such right, nor (except at Beneficiary’s written request) to subordinate any such Lease to the lien of this Deed of Trust or to any other mortgage, deed of trust, assignment or security agreement or to any ground lease or surface lease.

Section 3.06 No Liability of Beneficiary. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of Beneficiary or any Person exercising the rights of Beneficiary or any Holder hereunder shall be construed to: (a) be an assumption by Beneficiary or any such Person or to otherwise make Beneficiary or such Person liable or responsible for the performance of any of the obligations of Trustor under or with respect to the Leases or for any Rent, security deposit or other amount delivered to Trustor, provided that Beneficiary or any such Person exercising the rights of Beneficiary shall be accountable for any Rents, security deposits or other amounts actually received by Beneficiary or such Person, as the case may be; or (b) obligate Beneficiary or any such Person to take any action under or with respect to the Leases or with respect to the Trust Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Trust Property, to appear in or defend any action or proceeding relating to the Leases or the Trust Property, to constitute Beneficiary as a mortgagee-in-possession (unless Beneficiary actually enters and takes possession of the Trust Property), or to be liable in any way for any injury or damage to Persons or property sustained by any Person in or about the Trust Property, other than to the extent caused by the bad faith, willful misconduct or gross negligence of Beneficiary or any Person exercising the rights of Beneficiary hereunder. In connection with its appointment and acting hereunder, Beneficiary is otherwise entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as Trustee and Collateral Agent under the Security Documents.

Section 3.07 Trustor’s Indemnities. Trustor hereby agrees to protect, indemnify and hold harmless Beneficiary and of the Holders and each Indemnified Party related to Beneficiary or such other Holders from and against any and all Losses which Beneficiary or any such other Holders or Indemnified Party may incur under or by reason of this Article III, or for any action taken by Beneficiary or any such other Holder or Indemnified Party hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Beneficiary or any such other Holders or Indemnified Party arising out of the Leases, including, without limitation, any claim by any third Person for credit on account of Rents paid to and received by Trustor, but not delivered to Beneficiary or its agents, representatives or employees, for any period under any Lease more than one (1) month in advance of the due date thereof. The foregoing indemnity shall include, in any case, such Loss as may result from the ordinary good faith negligence of Beneficiary or such other Holders or Indemnified Party, but not any such Loss that is caused by the bad faith, gross negligence or willful misconduct of Beneficiary or any such other Holders or Indemnified Party. In the event that Beneficiary or any of the other Holders or any Indemnified Party incurs any Losses covered by the indemnity set forth in this Section 3.07, the amount thereof, including reasonable attorneys’ fees, with interest thereon at the Default Rate, shall be payable by Trustor to Beneficiary within ten (10) days after demand therefor, and shall be secured hereby and by all other security for the payment and performance of the Obligations, including, without limitation, the lien and security interest of this Deed of Trust. The liabilities of Trustor as set forth in this Section 3.07 shall survive the termination of this Deed of Trust and the repayment of the Obligations.

Section 3.08 No Modification of Trustor’s Obligations. Nothing herein contained shall modify or otherwise alter the obligation of Trustor to make prompt payment of all Obligations as and when the same become due, regardless of whether the Rents described in this Article III are sufficient to pay the Obligations, and the security provided to Beneficiary pursuant to this Article III shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Trustor hereby unconditionally represents and warrants to Beneficiary as follows:

Section 4.01 Title to Trust Property and Lien of this Deed of Trust. To the best of its knowledge, Trustor has good, marketable and indefeasible fee simple title to the Land and the Buildings, and, to the best of its knowledge, has good, marketable and indefeasible title to the Fixtures, the Personalty and the other Trust Property. The Trust Property is free and clear of any and all Liens, charges, encumbrances, security interests and adverse claims whatsoever, except for all Permitted Liens.

Section 4.02 Taxes and Other Payments. Trustor has filed all federal, state, commonwealth, county, municipal and city income and other material tax returns required to have been filed by it and has paid all taxes and other Impositions which have become due pursuant to such returns or pursuant to any assessments or charges received by it, and Trustor does not know of any basis for any additional assessment or charge in respect of any such taxes or other Impositions. Trustor has paid in full all sums owing or claimed for labor, material, supplies, personal property (whether or not forming a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Trust Property that are now due and owing and no claim for same exists or will be permitted to be created, except such claims as may arise in the ordinary course of business and that are not yet past due.

Section 4.03 Power to Create Lien and Security. Trustor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a Lien and security interest in all of the Trust Property in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any grantor, lessor, sublessor, governmental authority or other Person whomsoever.

Section 4.04 Loan and Security Documents. Trustor has received a copy of and is fully familiar with the terms and provisions of the Indenture and the other Security Documents. All representations and warranties made by Trustor in the Indenture and the other Security Documents are incorporated herein by reference and are hereby made by Trustor as to itself and the Trust Property as though such representations and warranties were set forth at length herein as the representations and warranties of Trustor.

Section 4.05 Compliance with Laws. To the actual knowledge of Trustor, all of the improvements on the Land (i) comply with all material requirements of all applicable laws and ordinances with respect to zoning, subdivision, construction, building and land use, including, without limitation, requirements with respect to parking, access and certificates of occupancy (and similar certificates) and (ii) comply with, and shall remain in compliance with, applicable health, fire and building codes. Except as set forth on any surveys delivered by Trustor to Beneficiary, all of the Buildings lie wholly within the boundaries and building restriction lines of the Land. Except as set forth on any surveys delivered by Trustor to Beneficiary, to the actual knowledge of Trustor, no improvements on adjoining properties encroach upon the Land, and no easements or other encumbrances upon the Land encroach upon or under any of the Buildings or any portion of the Trust Property. To the actual knowledge of Trustor, all of the Buildings and the use of the Trust Property materially comply with, and shall remain in material compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Trust Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Trust Property have been obtained and are in full force and effect. Trustor has not received any notice of, or other communication with respect to, an alleged violation with respect to any of the foregoing.

Section 4.06 No Condemnation. With the exception of the Permitted Exceptions, no part of any property subject to this Deed of Trust has been taken in condemnation or other like proceeding nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Trust Property.

Section 4.07 Flood Zone. To the best of Trustor’s knowledge, the Trust Property is not located in an area identified by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards or if the Land or any part thereof is identified by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), then Trustor has obtained the insurance required under Section 5.04(a)(v) of this Deed of Trust.

ARTICLE V

AFFIRMATIVE COVENANTS

Trustor hereby unconditionally covenants and agrees with Beneficiary as follows:

Section 5.01 Lien Status. Except as otherwise expressly provided in the Indenture, Trustor shall not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Trust Property, or any portion thereof or interest therein, with any other Lien or security interest of any nature whatsoever (statutory, constitutional or contractual), other than Permitted Liens, regardless of whether such Lien or security interest is inferior to the Lien and security interest created by this Deed of Trust, and, if any such Lien or security interest is asserted against the Trust Property, Trustor shall promptly, at its own cost and expense, (a) pay the underlying claim in full (except for so long as such claim is being contested by Trustor in good faith and as and to the extent permitted in accordance with the terms of the Indenture) or take such other action as may be necessary to cause the same to be released of record and otherwise, and (b) within five (5) days after the date on which such Lien or security interest is so asserted, give Beneficiary notice of such Lien or security interest. Such notice shall specify who is asserting such Lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien or security interest.

Section 5.02 Payment of Impositions. Trustor shall duly pay and discharge, or cause to be paid and discharged, all Impositions not later than the due date thereof, or the day on which any fine, penalty, interest or cost may be added thereto or imposed, or the day on which any Lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Trustor may, if permitted by applicable law and if such installment payment would not create or permit the filing of a Lien against the Trust Property, pay the Impositions in installments. Notwithstanding the foregoing, Trustor may in good faith, by appropriate proceedings and upon notice to Beneficiary, contest the validity, applicability or amount of any asserted tax or assessment, subject to any more restrictive provisions applicable to any such contest contained in the Indenture and (without limiting the foregoing) so long as (a) such contest is properly contested in accordance with applicable provisions of the Indenture, and (b) Beneficiary determines, in its opinion reasonably exercised, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Trust Property or any part thereof or any interest of Beneficiary therein, and (c) unless expressly provided to the contrary in the Indenture, prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Trustor deposits with Beneficiary an amount reasonably determined by Beneficiary to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Trustor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final (and, subject to Beneficiary’s rights and remedies during an Event of Default, Beneficiary shall make any sum deposited pursuant to clause (c) above available for such payment); and provided, further, that in any event each such contest shall be concluded, the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Trust Property may be sold, lost or forfeited.

Section 5.03 Repair. Trustor shall keep the Trust Property in good order and condition (reasonable wear and tear excepted) and shall make all repairs, replacements and improvements thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, which are necessary to keep the same in such order and condition. Trustor shall also use reasonable efforts to prevent any act or occurrence which might impair the value or usefulness of the Trust Property for its intended usage.

Section 5.04 Insurance and Application of Insurance Proceeds.

(a) During the term of this Deed of Trust, Trustor, at its sole cost and expense, shall maintain, or cause to be maintained all insurance on the Trust Property that is required to be maintained under the Indenture. In addition, Trustor, at its sole cost and expense, shall maintain or cause to be maintained such other insurance as may, from time to time, reasonably be required by Beneficiary in order to protect its interests in the Trust Property. Notwithstanding any insurance requirements under the Indenture, Trustor, at its sole cost and expense, shall maintain, or cause to be maintained the following policies of insurance, with respect to the Trust Property:

(i) Casualty (property) insurance against loss or damage by fire, lightning and such other perils as are included in a standard “special form” policy (formerly known as an “all-risk” endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, terrorist actions, vandalism, malicious mischief, burglary and theft, in an amount equal to the greater of (A) the then full replacement cost of the improvements, without deduction for physical depreciation and (B) such amount that the insurer would not deem Trustor a co-insurer under said policies. The policies of insurance required under this Section 5.04 shall contain a “Replacement Cost” endorsement with a waiver of depreciation and an “Agreed Amount” or “No Coinsurance” endorsement and shall otherwise comply with the Indenture.

(ii) Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverages for broad form property damage, contractual damages and personal injuries (including death resulting therefrom) and containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate for any policy year with no deductible.

(iii) Rental loss and/or business interruption insurance in an amount equal to the estimated gross revenues from the operations of the Trust Property for a period of twelve (12) months.

(iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed on the improvements (without exclusion for explosions).

(v) Flood insurance if all or any portion of the Trust Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), and in which flood insurance has been made available under the U.S. National Flood Insurance Program, in an amount equal to the full replacement cost of the Buildings, Fixtures and Personalty now or hereafter located on the Trust Property or such other amount as may be agreed to by Beneficiary in writing.

(vi) If the Trust Property is or ever becomes non-conforming with respect to zoning, ordinance or law coverage to compensate for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in such amounts as may be requested by Beneficiary if available at a commercially reasonable cost.

(vii) Any other insurance with respect to the Trust Property that may be required under the Indenture.

(viii) Such other insurance as may from time to time be reasonably required by Beneficiary in order to protect its interests.

All such insurance policies with respect to the Trust Property shall contain a standard, non-contributory mortgagee clause naming Beneficiary, and its successors and assigns, as an additional insured under all liability insurance policies, as the first mortgagee and loss payee on all property insurance policies, and as the sole loss payee on all rental loss or business interruption insurance policies. Trustor shall not take out separate insurance with respect to the Trust Property concurrent in form or contributing in the event of loss with that required to be maintained hereunder or under the Indenture unless Beneficiary is named as an additional insured thereon under a standard mortgagee clause acceptable to Beneficiary and each such policy is otherwise in form and substance acceptable to Beneficiary.

(b) In the event of the foreclosure of this Deed of Trust, or in the event of any transfer of title to the Trust Property, or any part thereof, by foreclosure sale or by power of sale or deed in lieu of foreclosure, the purchaser of the Trust Property, or such part thereof, shall succeed to all of Trustor’s rights with respect to the Trust Property, including any rights to unexpired, unearned or returnable insurance premiums, subject to limitations on the assignment of blanket policies, but limited to such rights as relate to the Trust Property or such part thereof. If Beneficiary acquires title to the Trust Property, or any part thereof, in any manner, Beneficiary shall thereupon (as between Trustor and Beneficiary) become the sole and absolute owner of the insurance policies with respect to the Trust Property, provided, however that Trustor’s rights and coverage under any such policies shall not be affected by such transfer of title, and all insurance proceeds payable thereunder with respect to the Trust Property, with the sole right to collect and retain all unearned or returnable premiums thereon with respect to the Trust Property, or such part thereof, if any.

(c) If any damage to, destruction or loss of or other casualty with respect to any of the Trust Property shall occur, Trustor shall file and prosecute its claim or claims for any insurance proceeds in good faith and with due diligence and cause the same to be collected and paid over to Beneficiary, and Trustor hereby irrevocably authorizes and empowers Beneficiary, in the name of Trustor or otherwise, to collect and receipt for any such insurance proceeds and to adjust any insurance claims and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, Trustor shall, upon demand of Beneficiary, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such insurance proceeds to Beneficiary, free and clear of any Liens whatsoever. Trustor hereby irrevocably appoints Beneficiary as Trustor’s attorney-in-fact for each such purpose (which appointment is coupled with an interest) and authorizes any Person to act upon the foregoing appointment.

(d) Following any damage to, destruction or loss of or other casualty with respect to any of the Trust Property, Trustor shall, in its sole and absolute discretion, apply the entire amount thereof to (i) the restoration of the Trust Property in accordance with customary construction loan practices provided that such restoration can be completed within 270 days of the occurrence of any casualty loss affecting the Trust Property or (ii) in the event that restoration cannot be completed within 270 days of the occurrence of a casualty loss affecting the Trust Property or if Trustor so elects, the payment of the Obligations, whether or not then due and payable, in such manner and order as Beneficiary may elect. In the event that Trustor elects to restore the Trust Property in accordance with the terms of the previous sentence, Trustor hereby covenants and agrees to promptly commence and to diligently prosecute the restoration of the Trust Property upon the occurrence of any casualty loss affecting the Trust Property, without regard to the availability or adequacy of insurance proceeds, but in all events in a manner approved by Beneficiary. Notwithstanding any damage to, destruction or loss of or other casualty with respect to any of the Trust Property, Trustor shall continue to pay the Obligations at the time and in the manner provided for in the Indenture and the other Security Documents until the Obligations have been paid in full. If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of such insurance proceeds, Beneficiary shall have the right, whether or not a deficiency judgment on any Security Document shall have been sought, recovered or denied, to receive such insurance proceeds, or a portion thereof sufficient to pay the then unpaid Obligations, whichever is less.

Section 5.05 Condemnation and Application of Condemnation Proceeds.

(a) Promptly upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation or other taking of the Trust Property, or any portion thereof or interest therein, Trustor shall notify Beneficiary of such proceeding. Trustor shall then, if reasonably requested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall, subject to the terms of the Indenture, cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust. Beneficiary shall be entitled to participate in any such proceeding and Trustor shall deliver or cause to be delivered to Beneficiary such instruments as may be requested by Beneficiary from time to time to permit such participation and Trustor shall pay all reasonable costs and expenses of Beneficiary in connection with Beneficiary’s participation in such proceedings and delivery of documents in connection therewith.

(b) If the Trust Property or any part thereof is taken (the loss of which shall have a material impact on Trustor’s ability to use and operate the Trust Property), or if a consent settlement is entered by or under threat of such proceeding, then Trustor shall, in its sole an absolute discretion, apply the entire amount thereof to (i) the restoration of the Trust Property provided that such restoration can be completed within 270 days of the occurrence of condemnation or other taking affecting the Trust Property or (ii) in the event that restoration cannot be completed within 270 days of the occurrence of a condemnation or other taking affecting the Trust Property or if Trustor so elects, the payment of the Obligations, whether or not then due and payable, in such manner and order as Beneficiary may elect. In the event that Trustor elects to restore the Trust Property in accordance with the terms of the previous sentence, Trustor hereby covenants and agrees to promptly commence and to diligently prosecute the restoration of the Trust Property upon the occurrence of any condemnation or other taking affecting the Trust Property, without regard to the availability or adequacy of any award or settlement, but in all events in a manner approved by Beneficiary. Notwithstanding any condemnation or other taking of any of the Trust Property, Trustor shall continue to pay the Obligations at the time and in the manner provided for in the Indenture and the other Security Documents, and the Obligations shall not be reduced until, and then only to the extent that, any condemnation award or settlement shall have been actually received and applied by Beneficiary to the discharge of the Obligations. If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of such condemnation award or settlement, Beneficiary shall have the right, whether or not a deficiency judgment on any Security Document shall have been sought, recovered or denied, to receive such condemnation award or settlement, or a portion thereof sufficient to pay the Obligations, whichever is less.

Section 5.06 Maintenance of Rights-of-Way, Easements, Licenses and Other Rights. Trustor shall maintain, preserve and renew all rights-of-way, easements, tenements, hereditaments, development rights and credits, zoning rights, grants, privileges, appurtenances, licenses, franchises and other rights reasonably necessary for the use or operation of the Trust Property from time to time, or otherwise relevant to the value thereof, and Trustor shall not, without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, initiate, join in or consent to any private restrictive covenant or other public or private restriction as to the present or future use or operation of the Trust Property. Trustor shall, however, comply with all restrictive covenants which may at any time affect the Trust Property, all applicable zoning ordinances and all other public or private restrictions relating to the use of the Trust Property.

Section 5.07 Payment and Performance of Obligations. Trustor shall duly and punctually pay and perform all of the Obligations.

Section 5.08 Compliance with Permitted Liens and Other Obligations. Trustor shall comply in all material respects with any and all obligations, restrictions and requirements that may be set forth in each and every document constituting a Permitted Lien. In addition, Trustor shall comply in all material respects with each and every obligation legally imposed upon it and/or relating to the Trust Property pursuant to applicable law (including, without limitation, all matters described in Section 4.05 hereof), contract or other agreement. It is hereby acknowledged that Beneficiary’s consent to a Permitted Lien as of the date hereof shall in no way be deemed to constitute approval of any future Lien which may be imposed upon any portion of the Trust Property, or any other enforcement action affecting Trustor or the Trust Property, as a result of Trustor’s failure to perform or comply with its obligations under any document constituting a Permitted Lien as of the date hereof.

Section 5.09 Additional Affirmative Covenants. All affirmative covenants made by the Guarantors or any of them in the Indenture are incorporated herein by reference and are hereby also made by Trustor as to itself and the Trust Property as though such covenants were set forth at length herein as the covenants of Trustor.

ARTICLE VI

NEGATIVE COVENANTS

Trustor hereby covenants and agrees with Beneficiary that, until all of the Obligations shall have been paid or performed in full and discharged, and the commitments under the Indenture:

Section 6.01 Use Violations. Trustor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Trust Property in any manner which (a) violates in any material respect any Governmental Requirement, (b) may be dangerous unless safeguarded as required by applicable law, (c) constitutes a public or private nuisance, or (d) makes void, voidable or cancelable, or increases, substantially in excess of commercially reasonably rates, the premium of, any insurance then in force with respect thereto.

Section 6.02 Waste. Trustor shall not commit or permit any waste with respect to the Trust Property.

Section 6.03 Alterations. Trustor shall notify Beneficiary, in writing and in advance, with respect to all proposed alterations, improvements or additions to the Trust Property which are of a material nature, and, unless and to the extent otherwise expressly provided in the Indenture, Trustor shall not effect any material alteration, improvement or addition to the Trust Property without the prior written consent of Beneficiary.

Section 6.04 No Further Encumbrances. Trustor shall not, except either as provided in the Indenture or without the prior written consent of Beneficiary, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, Lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement with respect to, the Trust Property, or any portion thereof or interest therein, other than the Permitted Liens, regardless of whether the same are subordinate to the Lien(s) and security interest(s) created by this Deed of Trust.

Section 6.05 Transfer Restrictions. Trustor shall not sell, lease, assign, transfer or otherwise dispose of or abandon all or any part of the Trust Property (or any interest therein), except as expressly permitted by, and in accordance with the terms of, the Indenture.

Section 6.06 Loan and Indentures; Additional Negative Covenants. Trustor has received a copy of and is fully familiar with the terms and provisions of the Indenture and the other Security Documents. All negative covenants made by the Guarantors or any of them in the Indenture and the other Security Documents are incorporated herein by reference and are hereby also made by Trustor as to itself and the Trust Property as though such negative covenants were set forth at length herein as the negative covenants of Trustor.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01 Event of Default. The “Events of Default” set forth in Article Six of the Indenture are hereby incorporated herein as if fully set forth herein, and, without limiting the generality of the foregoing, the occurrence of an “Event of Default” or a “Default” under the Indenture or any other Security Document shall constitute an “Event of Default” hereunder.

Section 7.02 Acceleration. Unless otherwise provided in the Indenture, upon the occurrence and during the continuance of any Event of Default, in addition to any other rights, powers or remedies conferred herein or by operation of law, Beneficiary, in its sole judgment and discretion, may declare the then unpaid principal balance of the Loan (the “Principal Balance”), the accrued interest thereon and any other accrued but unpaid portion of the Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Trustor.

Section 7.03 Foreclosure and Sale. If an Event of Default shall occur and be continuing, Beneficiary shall have the right and option to take possession of the Trust Property and/or proceed with foreclosure by directing Trustee, or Trustee’s successors or substitutes in trust, and to sell, to the extent and in the manner permitted by applicable law, all or any portion of the Trust Property at one or more sales, as an entirety or in parcels, at such place or places, in such manner and upon such notice as may be required by applicable law, or, in the absence of any such requirement, as Beneficiary may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Trust Property is situated in more than one county, notice as above provided shall be posted and filed in all such counties (if such notices are required by applicable law), and all such Trust Property may be sold in any such county and any such notice shall designate the county where such Trust Property is to be sold. Nothing contained in this Section 7.03 shall be construed so as to limit in any way Beneficiary’s rights to sell the Trust Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. Trustor hereby irrevocably appoints Beneficiary to be the attorney-in-fact of Trustor (coupled with an interest) and in the name and on behalf of Trustor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Trustor ought to execute and deliver, and to do and perform any other acts or things which Trustor ought to do and perform under the covenants herein contained and, generally, to use the name of Trustor in the exercise of any of the powers hereby conferred on Beneficiary. At any such sale: (a) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Beneficiary to have physically present, or to have constructive possession of, the Trust Property (Trustor hereby covenanting and agreeing to deliver to Beneficiary any portion of the Trust Property not actually or constructively possessed by Beneficiary immediately upon demand by Beneficiary) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (b) each instrument of conveyance executed by Beneficiary shall contain a general warranty of title, binding upon Trustor and its successors and assigns; (c) each and every recital contained in any instrument of conveyance made by Beneficiary shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment and/or nonperformance of the Obligations and advertisement and conduct of such sale in the manner provided herein and otherwise required by applicable law; (d) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed; (e) the receipt of Beneficiary, or of such other Person or officer making the sale, shall be a sufficient discharge to the purchaser for its purchase money and neither such purchaser nor its assigns or personal representatives shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof; (f) to the fullest extent permitted by applicable law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, estate, claim and demand whatsoever, either at law or in equity (including any statutory or common law right of redemption, which is hereby waived to the fullest extent permitted by applicable law), in and to the property sold in any such event, and such sale shall be a perpetual bar, both at law and in equity, against Trustor and any and all other Persons claiming by, through or under Trustor; and (g) to the extent and under such circumstances as are permitted by applicable law, Beneficiary may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the then unpaid Obligations to the amount of its bid (in the order of priority set forth in Section 7.16 hereof) in lieu of cash payment. Each remedy provided in this instrument is distinct from and cumulative with all other rights and remedies provided hereunder or afforded by applicable law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

Section 7.04 Trustee’s Agents. Trustee or any successor to or substitute for Trustee may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Beneficiary. If Trustee or any successor to or substitute for Trustee shall have given notice of sale hereunder, any successor or substitute trustee thereafter appointed may complete the sale and the conveyance of the Trust Property pursuant thereto as if such notice had been given by the successor to or substitute for Trustee conducting the sale.

Section 7.05 Judicial Foreclosure. If any Event of Default shall occur and be continuing, Trustee or Beneficiary shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Trust Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Trust Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by Trustee and/or Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to Trustee and/or Beneficiary and shall bear interest from the date of such advance by Trustee and/or Beneficiary until paid at the Default Rate.

Section 7.06 Receiver. If any Event of Default shall occur and be continuing, Beneficiary shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of Beneficiary which Trustee may apply for and obtain as a matter of right and without notice to Trustor, which notice is hereby expressly waived by Trustor, the appointment of a receiver to collect the Rents of the Trust Property and to preserve the security hereof, either before or after any foreclosure sale or the sale of the Trust Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, without regard to the value of the Trust Property as security for the amount then due to Beneficiary, or the solvency of any entity or entities, person or persons primarily or secondarily liable for the payment of such amounts; the Rents of the Trust Property, in any such event, having heretofore been assigned to Beneficiary pursuant to Section 3.01 hereof as additional security for the payment of the Obligations secured hereby. Any money advanced by Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to Beneficiary and shall be subject to the provisions of Section 9.07(b) hereof.

Section 7.07 Foreclosure for Installments. To the extent allowed by applicable law and in accordance with the Indenture, during the pendency of an Event of Default, Beneficiary shall also have the option to proceed with foreclosure in satisfaction of any installments of the Obligations which have not been paid when due, either through the courts or otherwise, by non-judicial power of sale, by directing Trustee or any successors in trust to Trustee to proceed with foreclosure, in satisfaction of the matured but unpaid portion of the Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest due. Such sale may be made subject to the unmatured portion of the Obligations, and any such sale shall not in any manner affect the unmatured portion of the Obligations, but as to such unmatured portion of the Obligations this Deed of Trust shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Obligations, it being the intent and purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power to foreclose and sell the Trust Property for any subsequently maturing portion of the Obligations.

Section 7.08 Separate Sales. To the extent allowed by applicable law, the Trust Property may be sold in one or more parcels and in such manner and order as Beneficiary, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 7.09 Possession of Trust Property. Trustor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and be continuing, then, and in every such case, Trustee or Beneficiary shall have the right and power to enter into and upon and take possession of all or any part of the Trust Property in the possession of Trustor, its successors or assigns, or its or their agents or servants, and may exclude Trustor, its successors or assigns, and all Persons claiming by, through or under Trustor, and its or their agents or servants wholly or partly therefrom; and, holding the same, Trustee or Beneficiary may use, administer, manage, operate and control the Trust Property and conduct the business thereof to the same extent as Trustor, its successors or assigns, might at the time do and may exercise all rights and powers of Trustor, in the name, place and stead of Trustor, or otherwise as Trustee or Beneficiary shall deem best. All costs, expenses and liabilities of every character incurred by Trustee and/or Beneficiary in administering, managing, operating and controlling the Trust Property shall constitute a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to Trustee and/or Beneficiary and shall be subject to the provisions of Section 9.07(b) hereof. Trustor hereby irrevocably constitutes and appoints Beneficiary as Trustor’s attorney-in-fact (coupled with an interest) to perform such acts and execute such documents as Beneficiary, in its sole discretion, shall deem appropriate, including endorsement of Trustor’s name on any instruments. Regardless of any provision of this Deed of Trust, the Financing Agreement or any other Loan Document, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Trustor to Beneficiary, unless Beneficiary shall have given express written notice of Beneficiary’s election to the contrary.

Section 7.10 Intentionally Omitted.

Section 7.11 Remedies Cumulative, Concurrent and Nonexclusive. Every right, power and remedy herein given to Trustee or Beneficiary shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC). Each such right, power and remedy, whether specifically herein given or otherwise existing, may be exercised from time to time and so often and in such order as may be deemed expedient by Trustee or Beneficiary, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. Beneficiary shall be entitled to collect all reasonable costs and expenses incurred in pursuing such remedies. No delay or omission by Trustee or Beneficiary in the exercise of any such right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

Section 7.12 No Release of Obligations. To the extent permitted by law, neither Trustor, any Guarantor, nor any other Person now or hereafter obligated for the payment or performance of all or any part of the Obligations shall be relieved of any such obligation by reason of (a) the failure of Trustee or Beneficiary to comply with any request of Trustor,

Beneficiary, any Guarantors or any other Person so obligated to foreclose the Lien of this Deed of Trust to enforce any provision hereunder or under the Financing Agreement; (b) the release, regardless of consideration, of the Trust Property or any portion thereof or interest therein or the addition of any other property to the Trust Property; (c) any agreement or stipulation between any subsequent owner of the Trust Property and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of this Deed of Trust without first having obtained the consent of, given notice to or paid any consideration to Trustor, Beneficiary, any Guarantor, or any other Person, and in any such event Trustor, Beneficiary, all Guarantors, and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Beneficiary; or (d) any other act or occurrence save and except the complete payment and performance of all of the Obligations.

Section 7.13 Release of and Resort to Collateral. Beneficiary may release, regardless of consideration, any part of the Trust Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by this Deed of Trust or its stature as a first and prior Lien and security interest in and to the Trust Property, and without in any way releasing or diminishing the liability of any Person liable for the payment or performance of the Obligations. Beneficiary may resort to any other security for the Obligations held by Trustee or Beneficiary in such manner and order as Beneficiary may elect.

Section 7.14 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by applicable law, Trustor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Trustor by virtue of any present or future moratorium law or other law exempting the Trust Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except for notices expressly provided for herein or in the Indenture, all notices of any Event of Default or of Beneficiary’s intention to accelerate maturity of the Obligations or of Trustee’s or Beneficiary’s election to exercise or actual exercise of any right, remedy or recourse provided for hereunder or under the Indenture; and (c) any right to a marshalling of assets or a sale in inverse order of alienation; and (d) any and all conflicts with any provisions of any of the Security Documents. If any law referred to in this Deed of Trust and now in force, of which Trustor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

Section 7.15 Discontinuance of Proceedings. In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Indenture and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such an event, Trustor and Beneficiary shall be restored to their former positions with respect to the Obligations, this Deed of Trust, the Indenture, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

Section 7.16 Application of Proceeds. After the occurrence and during the continuance of an Event of Default, the proceeds of any sale of and any other amounts generated by the holding, leasing, operating or other use of the Trust Property shall be applied by Beneficiary (or the receiver, if one is appointed), to the extent that funds are so available therefrom, in accordance with the provisions of the Indenture or, if not so provided, then in the following order of priority, except to the extent otherwise required by applicable law:

(a) first, to the payment of the reasonable and necessary costs and expenses of taking possession of the Trust Property and of holding, using, leasing, repairing, improving the same, including reasonable (i) receivers’ fees, (ii) court costs, (iii) attorneys’ and accountants’ fees, (iv) costs of advertisement and title search fees, and (v) the payment of any and all Impositions, Liens, security interests or other rights, titles or interests equal or superior to the Lien and security interest of this Deed of Trust (except those to which the Trust Property has been sold subject to and without in any way implying Beneficiary’s prior consent to the creation thereof);

(b) second, to the payment of all amounts other than the Principal Balance and accrued but unpaid interest which may be due to Beneficiary hereunder or under the other Security Documents, together with interest thereon as provided herein;

(c) third, to the payment of the Obligations in such order and manner as Beneficiary may elect in accordance with the Indenture; and

(d) fourth, to Trustor or as otherwise required by any Governmental Requirement.

Trustor shall be liable for any deficiency remaining.

Section 7.17 Uniform Commercial Code Remedies. Beneficiary shall have all of the rights, remedies and recourses with respect to the Personalty and the Fixtures afforded to it by the Applicable UCC, including, without limitation, the right to take possession of the Personalty and the Fixtures or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Personalty and the Fixtures, in addition to, and not in limitation of, the other rights, remedies and recourses afforded by this Deed of Trust and the other Security Documents.

Section 7.18 Indemnity. In connection with any action taken by Trustee, Beneficiary and/or any Holder pursuant to this Deed of Trust, Trustee, Beneficiary and/or any such Holder and their respective Indemnified Parties shall not be liable for any Loss sustained by Trustor, including those resulting from (a) any assertion that Beneficiary, or any such Holder or/and such Indemnified Party has received funds from the operations of the Trust Property claimed by third Party, or (b) any act or omission of Trustee, Beneficiary, or any such Holder or any such Indemnified Party in administering, managing, operating or controlling the Trust Property, including in either case such Loss as may result from the ordinary negligence of Trustee and/or Beneficiary or any other Holder or an Indemnified Party or which may result from strict liability, whether under applicable law or otherwise, unless such Loss is caused by the gross negligence, willful misconduct or bad faith of Trustee and/or Beneficiary and/or such other

Holder or such Indemnified Party, nor shall Trustee, Beneficiary and/or any other Holder or an Indemnified Party be obligated to perform or discharge any obligation, duty or liability of Trustor. Trustor shall and does hereby agree to indemnify Trustee and/or Beneficiary and each of the other Holders and their respective Indemnified Parties for, and to hold Trustee, Beneficiary and each such other Holder and each Indemnified Party harmless from, any and all Losses which may or might be incurred by Trustee and/or Beneficiary or any of such other Holders or such Indemnified Parties by reason of this Deed of Trust or the exercise of rights or remedies hereunder, including such Losses as may result from the ordinary negligence of Trustee, Beneficiary or any other Holder or an Indemnified Party, or which may result from strict liability, whether under applicable law or otherwise, unless such Loss is caused by the gross negligence, willful misconduct or bad faith Trustee, Beneficiary or such other Holder or such Indemnified Party. Should Trustee, Beneficiary and/or any other Holder or an Indemnified Party make any expenditure on account of any such Losses, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to Trustee and/or Beneficiary and shall be subject to the provisions of Section 9.07(b) hereof. Trustor hereby assents to, ratifies and confirms any and all actions of Trustee and/or Beneficiary with respect to the Trust Property taken under this Deed of Trust. The liabilities of Trustor, as set forth in this Section 7.18, shall survive the termination of this Deed of Trust and the payment and performance of the Obligations.

ARTICLE VIII

TRUSTEE

Section 8.01 Duties, Rights, and Powers of Trustee. It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Trust Property, or any part thereof, or against Trustee, or to see to the performance or observance by Trustee of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Beneficiary. Trustee shall have the right to confer with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for Trustee’s own gross negligence or willful misconduct, and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.

Section 8.02 Successor Trustee. Trustee may resign by written notice addressed to Beneficiary or be removed at any time with or without cause by an instrument in writing duly executed on behalf of Beneficiary. In case of the death, resignation or removal of Trustee, a successor trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, or, in the absence of any such requirement, without other formality than appointment and designation in writing. Written notice of such appointment and designation shall be given by Beneficiary to Trustee, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and, upon the making of any such appointment and designation, this Deed of Trust shall vest in the successor trustee all the estate and title in and to all of the Trust Property, and the successor trustee shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate a successor trustee hereunder but such right may be exercised repeatedly as long as any Obligations remain unpaid hereunder. To facilitate the administration of the duties hereunder, Beneficiary may appoint multiple trustees to serve in such capacity or in such jurisdictions as Beneficiary may designate.

Section 8.03 Retention of Moneys. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Instrument Construed as Mortgage, Etc. This Deed of Trust may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements set forth herein.

Section 9.02 Performance at Trustor’s Expense. The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Trustor, and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the Obligations.

Section 9.03 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of this Deed of Trust and shall continue in full force and effect until all of the Obligations shall have been fully satisfied.

Section 9.04 Further Assurances. Trustor, upon the request of Beneficiary, shall execute, acknowledge, deliver and record and/or file such further reasonable instruments, including financing statements, and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of this Deed of Trust and to subject to the Liens and security interests hereof any property intended by the terms hereof to be covered hereby, including any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Trust Property.

Section 9.05 Notices. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered properly given if given in the manner and to the addresses prescribed by Section 12.02 of the Indenture to the parties and at the addresses set forth in the first paragraph hereof, and to each of the parties and at the addresses set forth in Section 12.02 of the Indenture; provided, however, that (a) service of notice as required by the laws of any State or Commonwealth in which portions of the Trust Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice thereunder, and (b) any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days’ notice to the other party in the manner set forth above.

Section 9.06 No Waiver. Any failure by Beneficiary to insist, or any election by Beneficiary not to insist, upon strict performance by Trustor of any of the terms, provisions or conditions of this Deed of Trust shall not be deemed to be a waiver of the same or of any other terms, provision or condition hereof, and Beneficiary shall have the right, at any time or times thereafter, to insist upon strict performance by Trustor of any and all of such terms, provisions and conditions. Subject to the terms and conditions of the Indenture, Beneficiary may, in Beneficiary’s sole and absolute discretion, (i) in the case of a Default, determine whether such Default has been cured, and (ii) in the case of an Event of Default, accept or reject any proposed cure of an Event of Default. In no event shall any provision of this Deed of Trust or any other Security Document which provides that Beneficiary shall have certain rights and/or remedies only during the continuance of an Event of Default be construed so as to require Beneficiary to accept a cure of any such Event of Default. Unless and until Beneficiary accepts any proposed cure of an Event of Default, such Event of Default shall be deemed to be continuing for purposes of this Deed of Trust and the other Security Documents.

Section 9.07 Beneficiary’s Right to Perform; Beneficiary’s Expenditures.

(a) Trustor agrees that if Trustor fails to perform any act or take any action which Trustor is required to perform or take hereunder or under the Indenture or to pay any money which Trustor is required to pay hereunder or under the Indenture, Beneficiary may, upon prior notice to Trustor, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money.

(b) All reasonable costs and expenses incurred by Beneficiary (or any Indemnified Party), including, without limitation, reasonable attorneys fees and expenses, all monies paid by (or on behalf of) Beneficiary and the monetary value of all services performed by (or on behalf of Beneficiary) in connection with a Default or Event of Default hereunder or under any other Security Document, including, without limitation, the (i) the enforcement of any term or provision of this Deed of Trust or any other Security Document, (ii) the performance by Beneficiary of any obligation of Trustor under this Deed of Trust or any other Security Document if Beneficiary elects to so perform, in its sole and absolute discretion, and (iii) any action Beneficiary elects to take, in its sole and absolute discretion, to protect its interest in or the value of the Trust Property, shall be a demand obligation owing by Trustor to Beneficiary, as the case may be, and to the extent any payment is made to a third Person, Beneficiary, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment.

Provided that an Event of Default shall have occurred and be continuing, all such costs and expenses, monies and the monetary value of such services performed shall (x) bear interest at the Default Rate from the date of such incurrence, payment or performance, as applicable, until paid, and (y) constitute (together with such interest) a portion of the Obligations and shall be secured by this Deed of Trust and all of the other Security Documents. If Beneficiary shall elect to pay any Imposition or other sums due with reference to the Trust Property, Beneficiary may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof.

Section 9.08 Successors and Assigns. All of the terms hereof shall apply to, be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them; provided, however, that nothing herein shall be deemed to imply any right on behalf of Trustor to assign its interest in any of the Trust Property except as may be expressly set forth in the Indenture.

Section 9.09 Severability. This Deed of Trust is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws and regulations of applicable Governmental Authorities and the provisions hereof are intended to be limited to the extent necessary that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any provision hereof or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Deed of Trust nor the application of such provision to other Persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

Section 9.10 Subrogation of Trustee. This Deed of Trust is made with full substitution and subrogation of Trustee and successors in this trust to Trustee and Trustee and such successors assigns in and to all covenants and warranties by others heretofore given or made in respect of the Trust Property or any part thereof.

Section 9.11 Entire Agreement and Modification. This Deed of Trust may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

Section 9.12 Applicable Law. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE IN WHICH THE TRUST PROPERTY IS LOCATED; PROVIDED, HOWEVER, THAT THE INDENTURE IS, BY ITS TERMS, GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS PROVIDED THEREIN, AND, IN THE EVENT THAT IT BECOMES NECESSARY, IN CONNECTION WITH THE ENFORCEMENT OF THIS DEED OF TRUST OR OTHERWISE, TO CONSTRUE OR ENFORCE THE OBLIGATIONS (WHICH OBLIGATIONS ARE SECURED BY THIS DEED OF TRUST), THE INDENTURE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 9.13 Satisfaction of Prior Encumbrance. To the extent that proceeds advanced pursuant to the Indenture are used to pay indebtedness secured by any outstanding Lien, security interest, charge or prior encumbrance against the Trust Property, such proceeds shall be deemed to have been advanced by Beneficiary at Trustor’s request, and, provided such advances were made in accordance with applicable provisions of the Indenture, Beneficiary shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens, security interests, charges or encumbrances, irrespective of whether said Liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such other indebtedness by Beneficiary, Trustor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

Section 9.14 No Partnership. Nothing contained in this Deed of Trust is intended to, or shall be construed to, create to any extent and in any manner whatsoever any partnership, joint venture, or association between Trustor and Beneficiary, or in any way make Beneficiary a co-principal with Trustor with reference to the Trust Property, and any inferences to the contrary are hereby expressly negated.

Section 9.15 Headings. The Article, Section and Subsection headings hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 9.16 Release of Deed of Trust. If all of the Obligations shall be paid, performed and discharged and the Indenture (and the commitments thereunder) is terminated, Beneficiary shall forthwith cause satisfaction and discharge of this Deed of Trust to be entered upon the record, and shall execute and deliver (or cause to be executed and delivered) such instruments of satisfaction and discharge as may be appropriate, such instruments to be duly acknowledged and in form for recording. Trustor shall pay the reasonable out-of-pocket costs incurred by Beneficiary in discharging, releasing and/or terminating this Deed of Trust and any other instruments related hereto, including, but not limited to, any financing statements.

Section 9.17 Limitation of Obligations with Respect to Trust Property.

(a) Neither Trustee, Beneficiary nor any Holder shall have any duty to protect or preserve, or any liability with respect to the protection or preservation of, any Trust Property or to preserve rights pertaining thereto other than the duty to use reasonable care in the custody and preservation of any Trust Property in its actual possession. Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of any Trust Property in its possession if such Trust Property is accorded treatment substantially equal to that which Beneficiary accords its own like property. Beneficiary shall be relieved of all responsibility for any Trust Property in its possession upon surrendering it, or tendering surrender of it, to Trustor or to such other Person entitled thereto by applicable law.

(b) Nothing contained in this Deed of Trust shall be construed as requiring or obligating Trustee, Beneficiary or any Holder, and neither Trustee, Beneficiary nor any Holder shall be required or obligated, to (i) make any demand or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or notice or take any action with respect to any Trust Property or the monies due or to become due thereunder in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Trust Property, whether or not Beneficiary or any of the other Holders has or is deemed to have knowledge or notice thereof, (iii) take any necessary steps to preserve rights against any prior parties with respect to any Trust Property, or (iv) notify Trustor or any other Person of any decline in the value of any Trust Property.

Section 9.18 Inconsistency with Indenture. To the fullest extent possible, the terms and provisions of the Indenture shall be read together with the terms and provisions of this Deed of Trust such that the terms and provisions of this Deed of Trust shall supplement, rather than conflict with, the terms and provisions of the Indenture; provided, however, that, notwithstanding the foregoing, in the event any of the terms or provisions of this Deed of Trust conflict with any of the terms or provisions of the Indenture, such that it is impractical for such terms or provisions to coexist, the terms or provisions of the Indenture shall govern and control for all purposes; and, provided further, that the inclusion in this Deed of Trust of terms and provisions, supplemental rights or remedies in favor of a secured party but which are not addressed in the Indenture shall not be deemed to be a conflict with the Indenture and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

Section 9.19 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Deed of Trust is a part. All agreements between Trustor and Beneficiary, or any Holder, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Trustor for the use, forbearance or detention of the money to be loaned under the Indenture or any other Security Document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture or any other Security Document, exceed the maximum amount permissible under applicable federal or state usury laws. If, under any circumstances, fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Trustor shall have paid an amount of money which is deemed to be interest and such interest would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Trustor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Beneficiary (or any Holder) shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by applicable law, be amortized, prorated, allocated and spread from the date of this Deed of Trust until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

Section 9.20 Covenants To Run With the Land. All of the grants, representations, warranties, undertakings, covenants, terms, provisions and conditions in this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Trustor. If there shall be more than one trustor, the covenants, representations and warranties made herein shall be deemed to be joint and several.

Section 9.21 Amount Secured; Last Dollar. So long as the balance of the Obligations exceeds the portion of the Obligations secured by this Deed of Trust, no payment on account of the Obligations shall be deemed to be applied against or to reduce the portion of the Obligations secured by this Deed of Trust, but shall, instead, be deemed to be applied against only such portions of the Obligations that are not secured by this Deed of Trust.

Section 9.22 Defense of Claims. Trustor shall promptly notify Beneficiary in writing of the commencement of any legal proceedings materially affecting Trustor’s title to the Trust Property or Beneficiary’s Lien on or security interest in the Trust Property, or any part thereof, and shall take all such action, employing attorneys reasonably agreeable to Beneficiary, as may be necessary to preserve Trustor’s and Beneficiary’s rights affected thereby. If Trustor fails or refuses to adequately or vigorously, in the reasonable judgment of Beneficiary, defend Trustor’s or Beneficiary’s rights to the Trust Property, Beneficiary may take such action on behalf of and in the name of Trustor and at Trustor’s expense. Moreover, Beneficiary may take (or cause its agents to take) such independent action in connection therewith as they may in their discretion deem proper, including, without limitation, the right to employ independent counsel and to intervene in any suit affecting the Trust Property. All costs, expenses and reasonable out-of-pocket attorneys’ fees incurred by Beneficiary (or its agents) pursuant to this Section 8.21 or in connection with the defense by Beneficiary of any claims, demands or litigation relating to Trustor, the Trust Property or the transactions contemplated in this Deed of Trust shall be paid by Trustor on demand, plus interest thereon from the date of the advance by Beneficiary until reimbursement of Beneficiary at the Default Rate.

Section 9.23 Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS DEED OF TRUST; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS DEED OF TRUST; THAT IT HAS IN FACT READ THIS DEED OF TRUST AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS DEED OF TRUST; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS DEED OF TRUST AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS DEED OF TRUST; AND THAT IT RECOGNIZES THAT CERTAIN TERMS OF THIS DEED OF TRUST RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL

NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS DEED OF TRUST ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 9.24 No Merger of Estates. So long as any part of the Obligations remain unpaid, unperformed or undischarged, and the commitments under the Indenture have not been terminated, the fee, easement and leasehold estates to the Trust Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Trustor, Beneficiary, any lessee, any third-party purchaser or otherwise.

ARTICLE X

STATE SPECIFIC PROVISIONS

Section 10.01 Property Use. The Trust Property is not used principally for agricultural or farming purposes. The indebtedness secured by this Deed of Trust is a “Commercial Loan” as that term is defined in the Washington Deed of Trust Act (RCW Chapter 61.24).

[No Further Text On This Page; Signature Page Follows]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the undersigned, by its member, pursuant to proper authority of its operating agreement and/or bylaws, has duly executed, sealed, acknowledged and delivered this instrument as of the day and year first above written.

SYNRAD, INC.,
a Washington corporation

By:	/s/ Anthony Bellantuoni
Name:Anthony Bellantuoni
Title:Director and Assistant Secretary

STATE OF Massachusetts	)
	)	ss.
COUNTY OF Middlesex	)

I certify that I know or have satisfactory evidence that Anthony Bellantuoni is the person who appeared before me, and said person acknowledged that he/she signed the foregoing instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Director and Asst. Secretary of Synrad, a                     , which is the                      of Synrad, Inc., a Washington corporation, to be the free and voluntary act of said corporation for the uses and purposes mentioned in the instrument.

Dated this 16th day of July, 2010.

/s/ Paula A. Pluta
Notary Public
My Commission Expires:	July 2, 2015

EXHIBIT A

LEGAL DESCRIPTION

Lot 4 of Binding Site Plan, recorded August 29, 2000 under Recording No. 200008295004, being a portion of Lot 26, Harbour Pointe Business Center-North Campus, According to the plat thereof, recorded in Volume 51 of Plats, Pages 73 through 81, inclusive, records of Snohomish County, Washington.